                          CERTIFICATE OF INCORPORATION

                                       OF

                               MONEYZONE.COM, INC.
   (Under Section 102 of the General Corporation Law of the State of Delaware)

        FIRST:          The name of the corporation shall be MONEYZONE.COM, INC.
(hereinafter, the "Corporation").

        SECOND:         The address of the registered office of the Corporation
in the State of Delaware shall be at 2711 Centreville Road, Suite 400, City of
Wilmington, County of New Castle, Delaware 19808. The name and address of the
Corporation's registered agent in the State of Delaware at such address is
Corporation Service Company.

        THIRD:          The purpose of the Corporation is to engage in any
lawful act or activity for which corporations may be organized under the General
Corporation Law of the State of Delaware (the "DGCL").

        FOURTH:         (a) The total number of shares of stock which the
Corporation shall have authority to issue is forty million (40,000,000) shares, consisting of twenty five million (25,000,000) shares of Common Stock, par value $.15 per share (the "Common Stock"), and fifteen million (15,000,000)
shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").

           (b) Shares of Preferred Stock may be issued from time to time in one or more series as may be established from time to time by resolution of the
Board of Directors of the Corporation, each of which series shall consist of such number of shares and have such distinctive designation or title as shall be fixed by resolution of the Board of Directors prior to the issuance of any shares of such series. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution of the Board of Directors providing for the issuance of such series of Preferred Stock. The Board of Directors is further authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

        FIFTH:          The name and address of the sole incorporator is Steven
Wasserman, Esq., c/o Berlack, Israels & Liberman LLP, 120 West 45th Street, New
York, New York 10036.

        SIXTH:          The Corporation is to have perpetual existence.

        SEVENTH:        In furtherance and not in limitation of the powers
conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal all or any of the provisions of the By-Laws of the Corporation.

        EIGHTH:         (a) The Corporation shall, to the extent and in the
manner permitted by the DGCL, indemnify any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the Corporation. For purposes of such indemnification, a
"director" or "officer" of the Corporation shall mean any person (i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise or (iii) who was a director or officer of a corporation which was a predecessor corporation of the
Corporation or of another enterprise at the request of such predecessor corporation.

        The Corporation shall be required to indemnify a director or officer in connection with any action, suit, or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit, or proceeding (or part thereof) by the director or officer was authorized by the
Board of Directors of the Corporation.

        The Corporation shall pay the reasonable expenses (including attorney's fees) incurred by a director or officer of the Corporation entitled to indemnification hereunder in defending any action, suit or proceeding referred to in this Article Ninth in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the Corporation in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced in the event that it should ultimately be determined that the director or officer is not entitled to be indemnified under this Article Ninth or otherwise.

        The rights conferred on any person by section (a) of this Article Ninth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate of
Incorporation or any agreement, vote of the stockholders or disinterested directors or other action provided that the same conforms to the provisions of this Certificate of Incorporation, as the same may be amended from time to time, and the laws of the State of Delaware.

        Any repeal or modification of the foregoing provisions of this Article
Ninth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

           (b) The Corporation shall have the power, to the maximum extent and in the manner permitted by the DGCL to indemnify any person, in addition to directors and officers of the Corporation, against reasonable expenses
(including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the Corporation. For purposes of this section (b) of Article Ninth, an "employee" or "agent" of the Corporation (other than a director or officer) shall mean any person (i) who is or was an employee or agent of the Corporation, (ii) who is or was serving at the request of the
Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

           (c) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the
Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

        NINTH:          No director of the Corporation shall be liable to the
Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Section by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

        TENTH:          No contract or other transaction of the Corporation with
any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by: (a) the fact that any one or more of the directors or officers of the Corporation is interested in or is a director or officer of such other firm or corporation; or, (b) the fact that any director or officer of the Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by a sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the shareholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the Corporation. Each person who may become a director or officer of the Corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the
Corporation for the benefit of himself or any firm or corporation in which he may in any way be interested.

        ELEVENTH:       The Corporation reserves the right to amend, alter,
change, or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors, and officers are subject to this reserved power.

        I, THE UNDERSIGNED, to form a corporation for the purposes hereinabove stated, under and pursuant to the provisions of the DGCL, do hereby certify that the facts stated herein are true and hereunto set my hand this 12th day of June,
2001.

                                                     /s/ Steven Wasserman, Esq.
                                                     Steven Wasserman, Esq.